[GRAPHIC OMITTED][GRAPHIC OMITTED]

CONTACT:

Donald C. Weinberger
Stephen D. Axelrod, CFA
Denise Ford (media)
WOLFE AXELROD WEINBERGER ASSOCIATES LLC
212-370-4500; 212-370-4505 fax
e-mail: steve@wolfeaxelrod.com

NTN REPORTS SUBSTANTIAL IMPROVEMENT IN FOURTH QUARTER 2001 RESULTS

- COMPANY REPORTS THIRD CONSECUTIVE QUARTER OF POSITIVE CASH FLOW, INCREASED REVENUE

CARLSBAD, CA, MARCH 6, 2002 -- NTN COMMUNICATIONS, INC. (AMEX: NTN), an interactive game content developer and distributor, today reported an 84% decrease in its reported loss for the fourth quarter ended December 31, 2001 compared to the fourth quarter of 2000. The Company reported a net loss of $397,000, or ($0.01) per share, for the fourth quarter of 2001 compared with a net loss of $2.52 million, or ($0.07) per share, for the fourth quarter of 2000. The earnings were a combination of profits of $303,000 for its core NTN Network division and losses of $700,000 for its Buzztime Entertainment, Inc. ("Buzztime") subsidiary, which is pursuing growth opportunities in the emerging interactive television industry.

Both the fourth quarter of 2001 and 2000 included certain unusual charges. The net loss for the fourth quarter of 2001 included $189,000 of non-cash debt conversion costs related to the December conversion of $2 million in convertible subordinated debt to equity. Excluding the non-cash debt conversion costs, the Company would have recorded a net loss of $208,000. The fourth quarter of 2000 included an impairment charge of $1.36 million. Excluding that unusual charge, the Company would have recorded a net loss of $1.16 million.

The Company posted a $2.02 million improvement in earnings before interest, taxes, depreciation and amortization ("EBITDA"), to a positive $1.02 million in the fourth quarter of 2001 compared to negative EBITDA of $1.0 million in the fourth quarter of 2000. A detailed schedule reconciling net loss to EBITDA is included in the supplemental tables below.

For the first time in its 17-year history, the Company's cash provided by operations exceeded its cash used in investing activities, which were primarily capital expenditures, for the third consecutive quarter. This comes even as NTN continues to invest in a number of initiatives by Buzztime, which have generated negligible current revenues. The Company reported revenues of $6.26 million for the quarter ended December 31, 2001, compared to revenues of $5.77 million for the same period of 2000. - MORE -

The NTN Network division posted net income of $303,000 in the fourth quarter of 2001 compared to a loss of $176,000 in 2000. The division posted a 33% increase in EBITDA with $1.53 million in the fourth quarter of 2001 versus $1.15 million in the fourth quarter of 2000. These improvements were largely due to a revenue increase for the division of $620,000, to $6.2 million for the fourth quarter of 2001, compared to revenues of $5.6 million for the same period of 2000. The increase was primarily due to higher site-related revenue. The overall North American site count in December 2001 was approximately 3,600, which represented a net site increase of 100 over December 2000. NTN Network's advertising revenue increased by approximately $150,000 to $495,000.

Buzztime recorded revenue of $57,000 in the fourth quarter of 2001 compared to $186,000 in the prior year quarter. The Buzztime revenue levels were lower in the fourth quarter of 2001 due to the discontinuation of Buzztime's Internet initiatives. The net loss for Buzztime was $700,000 for the fourth quarter of 2001 compared to $2.34 million for 2000.

"We are extremely pleased with the performance of both of our operating entities," said Stanley B. Kinsey, Chairman and CEO. "The NTN Network division continues to demonstrate exceptional performance as it again produced increases in operating margins and cash flow. Meanwhile, Buzztime is gaining solid momentum with strategic partners and cable operators to become deployed as one of the first iTV game channels on U.S. digital set-top boxes. We look forward to the initial deployment of the channel in the near future and believe this initiative will substantially increase the Company's value."

The Company reported a 61.9% decrease in its reported loss for the year ended December 31, 2001, with a net loss of $3.66 million, or $0.10 per share, compared to a net loss of $9.59 million, or $0.29 per share, in 2000. The Company reported revenues of $22.56 million for 2001, which was a $511,000, or 2.3%, improvement over 2000 revenues of $22.05 million. The Company's EBITDA improved to positive EBITDA of $2.14 million for 2001 from negative EBITDA of $2.23 million in 2000. A detailed schedule reconciling net loss to EBITDA is included in the supplemental tables below.

Revenues for the Company's NTN Network division increased by $892,000, to $22.4 million for 2001, compared to revenues of $21.51 million for 2000. The increase was primarily due to higher site-related revenues, including higher subscription revenues and the effect of the amortization of previously deferred installation fees. NTN Network's net loss decreased 88% to $418,000 in 2001 from a loss of $3.5 million in 2000. The division posted positive EBITDA of $4.59 million in 2001 versus $3.12 million in 2000.

Buzztime recorded revenue of $159,000 in 2001 compared to $540,000 in 2000. The loss for Buzztime was $3.24 million for 2001 compared to $6.15 million for 2000, when the Company began supporting the Buzztime Interactive TV initiatives.

As previously announced on February 28th, the maturity date on NTN's revolving line of credit with Coast Business Credit, a division of Southern Pacific Bank, has been extended by one year from June 30, 2002 to June 30, 2003. The pricing on the line of credit remains unchanged.

The maximum borrowing amount under the line of credit will remain at the current level of $2.75 million through June 30, 2002. On that date, the maximum amount will decline to $2.5 million, which will be subsequently reduced to $2.25 million on January 31, 2003 and to $2.0 million on March 31, 2003.

NTN will be conducting a conference call today, Wednesday, March 6TH at 4:30 pm EST. To participate in the conference call, please dial (800) 633-8938 about 5 - 10 minutes prior to the 4:30 pm EST initiation of the teleconference. International callers please dial (303) 957-1091.


                                                                        - MORE -

                           ---------------------------

ABOUT NTN COMMUNICATIONS

Based in Carlsbad, CA, NTN COMMUNICATIONS, INC. (AMEX: NTN) is the parent corporation of Buzztime Entertainment, Inc., a subsidiary, and the NTN Network(R) division. Buzztime produces BUZZTIME(TM), the interactive television trivia channel, and live sports prediction games such as QB1(R) from its interactive broadcast studio. Buzztime's partners include: Scientific-Atlanta, Microsoft WebTV, AT&T Interactive Television, Sun Java TV, Airborne Entertainment, and Yahoo! The NTN Network is the largest out-of-home interactive television network in the world. Through NTN's Digital Interactive Television technology, the NTN Network broadcasts entertainment and sports programming engaging over 1.7 million players and reaching over 6 million unique consumers each month in approximately 3,600 North American hospitality locations such as TGIFriday's, Damon's, BW3, Bennigan's and others.

This release contains forward-looking statements, including statements relating to future growth and cash flows, field testing, commercial availability and deployment of the BUZZTIME Interactive trivia cable channel, investment requirements for Buzztime, and financing, which are subject to risks and uncertainties including changing economic conditions, product demand and market acceptance, the impact of competitive products and pricing, and other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Report on Form 10-K for the fiscal year ended December 31, 2001 and its Registration Statement on Form S-3 (File No. 333-51650). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         FOR ADDITIONAL INFORMATION ON NTN COMMUNICATIONS AT NO CHARGE,
             PLEASE CALL 1-800-PRO-INFO AND ENTER TICKER SYMBOL NTN

                                                            - TABLES TO FOLLOW -

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          THREE MONTHS ENDED                         YEAR ENDED
                                                  ------------------------------------    ------------------------------------
                                                      DEC. 31,           DEC. 31,              DEC. 31,           DEC. 31,
                                                        2001               2000                  2001               2000
                                                  -----------------  -----------------    -----------------  -----------------
REVENUES:
  NTN Network revenues                            $      6,198,000   $      5,570,000     $     22,382,000   $     21,406,000
  BUZZTIME service revenues                                 57,000            185,000              159,000            540,000
  Other revenues                                             5,000             14,000               18,000            102,000
                                                  -----------------  -----------------    -----------------  -----------------

     TOTAL REVENUES                                      6,260,000          5,769,000           22,559,000         22,048,000
                                                  -----------------  -----------------    -----------------  -----------------

OPERATING EXPENSES:
  Direct operating costs (includes
    depreciation of  $838,000, $816,000,
    $3,297,000 and $ 4,481,000 for the three
    months ended December 31, 2001 and 2000
    and for the year ended 2001 and 2000,
    respectively)                                        2,256,000          2,495,000            8,876,000         11,098,000
  Selling, general and administrative                    3,636,000          3,370,000           14,342,000         15,070,000
  Litigation, legal and professional fees                  103,000            194,000              463,000            474,000
  Depreciation and amortization                            419,000            449,000            1,711,000          1,815,000
  Impairment charges                                            -           1,362,000                   -           1,362,000
  Research and development                                   5,000            110,000              101,000            430,000
                                                  -----------------  -----------------    -----------------  -----------------

     TOTAL OPERATING EXPENSES                            6,419,000          7,980,000           25,493,000         30,249,000
                                                  -----------------  -----------------    -----------------  -----------------

OPERATING LOSS                                          (159,000)          (2,211,000)          (2,934,000)        (8,201,000)
                                                  -----------------  -----------------    -----------------  -----------------

OTHER INCOME (EXPENSE):
  Interest income                                            9,000             24,000               63,000             72,000
  Interest expense                                        (167,000)          (281,000)            (846,000)        (1,131,000)
  Debt conversion costs                                   (189,000)                -              (189,000)                -
  Other                                                     64,000            (52,000)             165,000            119,000
                                                  -----------------  -----------------    -----------------  -----------------

     TOTAL OTHER INCOME (EXPENSE)                         (283,000)          (309,000)            (807,000)          (940,000)
                                                  -----------------  -----------------    -----------------  -----------------

Loss before cumulative effect of accounting
    change and minority interest in loss of
    consolidated subsidiary                               (442,000)        (2,520,000)          (3,741,000)        (9,141,000)

Cumulative effect of accounting change                          -                  -                    -            (448,000)
                                                  -----------------  -----------------    -----------------  -----------------
LOSS BEFORE MINORITY INTEREST                             (442,000)        (2,520,000)          (3,741,000)        (9,589,000)

MINORITY INTEREST IN LOSS OF CONSOLIDATED
  SUBSIDIARY                                                45,000                 -                85,000                 -
                                                  -----------------  -----------------    -----------------  -----------------

     NET LOSS                                     $       (397,000)  $     (2,520,000)    $     (3,656,000)  $     (9,589,000)
                                                  =================  =================    =================  =================

NET LOSS PER COMMON SHARE - BASIC AND DILUTED

  Loss before cumulative effect of accounting
    change                                        $          (0.01)  $          (0.07)    $          (0.10)  $          (0.28)
  Cumulative effect of accounting change                         -                 -                    -               (0.01)
                                                  -----------------  -----------------    -----------------  -----------------

  NET LOSS PER SHARE                              $          (0.01)  $          (0.07)    $          (0.10)  $          (0.29)
                                                  =================  =================    =================  =================

Weighted average shares outstanding - basic
    and diluted                                         37,239,000         35,328,000           36,755,000         33,206,000
                                                  =================  =================    =================  =================


                                                          THREE MONTHS ENDED                         YEAR ENDED
                                                  ------------------------------------    ------------------------------------
                                                    DEC. 31, 2001      DEC. 31,2000         DEC. 31, 2001      DEC. 31, 2000
                                                  -----------------  -----------------    -----------------  -----------------
EBITDA CALCULATION:

 Net loss                                         $       (397,000)  $     (2,520,000)    $     (3,656,000)  $     (9,589,000)

     Interest income                                        (9,000)           (24,000)             (63,000)           (72,000)
     Interest expense                                      167,000            281,000              846,000          1,131,000
     Depreciation and amortization-direct                  838,000            816,000            3,297,000          4,481,000
     Depreciation and amortization-indirect                419,000            449,000            1,711,000          1,815,000
                                                  -----------------  -----------------    -----------------  -----------------

 EBITDA                                           $      1,018,000   $       (998,000)    $      2,135,000   $     (2,234,000)
                                                  =================  =================    =================  =================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's performance.

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                  STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT


For the purposes of this presentation, the NTN Network segment information includes certain "Other Revenues," which are not material.

                                                           FOR THE QUARTER ENDED DECEMBER 31, 2001
                                                       NETWORK            BUZZTIME              TOTAL
                                                  ------------------  ------------------   -----------------

Revenues                                          $       6,203,000   $          57,000    $      6,260,000

Operating expenses                                        5,614,000             805,000           6,419,000

                                                  ------------------  ------------------   -----------------
Operating income (loss)                                     589,000            (748,000)           (159,000)

Other income (expense)                                     (286,000)              3,000            (283,000)

Net loss before minority interest in loss of      ------------------  ------------------   -----------------
     consolidated subsidiary                                303,000            (745,000)           (442,000)

Minority interest in loss of consolidated
  subsidiary                                                     -               45,000              45,000
                                                  ------------------  ------------------   -----------------

          Net income (loss)                       $         303,000   $        (700,000)   $       (397,000)
                                                  ==================  ==================   =================


EBITDA Calculation
                                                           FOR THE QUARTER ENDED DECEMBER 31, 2001
                                                       NETWORK            BUZZTIME              TOTAL
                                                  ------------------  ------------------   -----------------
     Net income (loss)                            $         303,000   $        (700,000)   $       (397,000)

          Interest income                                    (6,000)             (3,000)             (9,000)
          Interest expense                                  167,000                  -              167,000
          Depreciation and amortization                   1,062,000             195,000           1,257,000
                                                  ------------------  ------------------   -----------------
     EBITDA                                       $       1,526,000   $        (508,000)   $      1,018,000
                                                  ==================  ==================   =================


                                                             FOR THE YEAR ENDED DECEMBER 31, 2001
                                                       NETWORK            BUZZTIME              TOTAL
                                                  ------------------  ------------------   -----------------

Revenues                                          $      22,400,000   $         159,000    $     22,559,000

Operating expenses                                       22,028,000           3,465,000          25,493,000
                                                  ------------------  ------------------   -----------------
Operating income (loss)                                     372,000          (3,306,000)         (2,934,000)

Other income (expense)                                     (790,000)            (17,000)           (807,000)

Net loss before cumulative effect of
  accounting change and minority interest in      ------------------  ------------------   -----------------
  loss of consolidated subsidiary                          (418,000)         (3,323,000)         (3,741,000)

     Cumulative effect of accounting change                      -                   -                   -

                                                  ------------------  ------------------   -----------------
Net loss before minority interest                          (418,000)         (3,323,000)         (3,741,000)


Minority interest in loss of consolidated
  subsidiary                                                     -               85,000              85,000
                                                  ------------------  ------------------   -----------------

          Net loss                                $        (418,000)  $      (3,238,000)   $     (3,656,000)
                                                  ==================  ==================   =================


EBITDA Calculation                                           FOR THE YEAR ENDED DECEMBER 31, 2001
                                                       NETWORK            BUZZTIME              TOTAL
                                                  ------------------  ------------------   -----------------
     Net loss                                     $        (418,000)  $      (3,238,000)   $     (3,656,000)

          Interest income                                   (51,000)            (12,000)            (63,000)
          Interest expense                                  818,000              28,000             846,000
          Depreciation and amortization                   4,242,000             766,000           5,008,000
                                                  ------------------  ------------------   -----------------

     EBITDA                                       $       4,591,000   $      (2,456,000)   $      2,135,000
                                                  ==================  ==================   =================


EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's performance.

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                  STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT

For the purposes of this presentation, the NTN Network segment information includes certain "Other Revenues," which are not material.

                                                                     FOR THE QUARTER ENDED DECEMBER 31, 2000
                                                       NETWORK             BUZZTIME               IWN              TOTAL
                                                  -----------------   -----------------    -----------------  ------------------

Revenues                                          $      5,583,000    $        186,000     $             -    $       5,769,000

Operating expenses                                       5,479,000           2,501,000                   -             7,980,000

                                                  -----------------   -----------------    -----------------  ------------------
Operating income (loss)                                    104,000          (2,315,000)                  -           (2,211,000)

Other income (expense)                                    (280,000)            (29,000)                  -             (309,000)

Net loss before minority interest in loss of      -----------------   -----------------    -----------------  ------------------
    consolidated subsidiary                               (176,000)         (2,344,000)                  -           (2,520,000)

Minority interest in loss of consolidated
    subsidiary                                                  -                   -                    -                   -
                                                  -----------------   -----------------    -----------------  ------------------

    Net income (loss)                             $       (176,000)   $     (2,344,000)    $             -    $      (2,520,000)
                                                  =================   =================    =================  ==================


EBITDA Calculation                                                   FOR THE QUARTER ENDED DECEMBER 31, 2000

                                                       NETWORK             BUZZTIME               IWN              TOTAL
                                                  -----------------   -----------------    -----------------  ------------------
   Net income (loss)                              $       (176,000)   $     (2,344,000)     $            -    $      (2,520,000)

    Interest income                                        (22,000)             (2,000)                  -              (24,000)
    Interest expense                                       250,000              31,000                   -              281,000
    Depreciation and amortization                        1,099,000             166,000                   -            1,265,000
                                                  -----------------   -----------------    -----------------  ------------------

   EBITDA                                         $      1,151,000    $     (2,149,000)    $             -    $        (998,000)
                                                  =================   =================    =================  ==================


                                                                       FOR THE YEAR ENDED DECEMBER 31, 2000
                                                       NETWORK             BUZZTIME               IWN              TOTAL
                                                  -----------------   -----------------    -----------------  ------------------

Revenues                                          $     21,508,000    $        540,000     $             -    $      22,048,000

Operating expenses                                      23,670,000           6,579,000                   -           30,249,000

                                                  -----------------   -----------------    -----------------  ------------------
Operating income (loss)                                 (2,162,000)         (6,039,000)                  -           (8,201,000)

Other income (expense)                                    (888,000)           (110,000)              58,000            (940,000)

Net loss before cumulative effect of
  accounting change and minority interest in      -----------------   -----------------    -----------------  ------------------
  loss of consolidated subsidiary                       (3,050,000)         (6,149,000)              58,000          (9,141,000)

   Cumulative effect of accounting change                 (448,000)                 -                    -             (448,000)

                                                  -----------------   -----------------    -----------------  ------------------
Net loss before minority interest                       (3,498,000)         (6,149,000)              58,000          (9,589,000)

Minority interest in loss of consolidated
  subsidiary                                                    -                   -                    -                   -
                                                  -----------------   -----------------    -----------------  ------------------

    Net loss                                      $     (3,498,000)   $     (6,149,000)    $         58,000   $      (9,589,000)
                                                  =================   =================    =================  ==================



EBITDA Calculation                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                                       NETWORK             BUZZTIME               IWN              TOTAL
                                                  -----------------   -----------------    -----------------  ------------------
   Net loss                                       $     (3,498,000)   $     (6,149,000)    $         58,000   $      (9,589,000)

    Interest income                                        (65,000)             (7,000)                  -              (72,000)
    Interest expense                                     1,014,000             117,000                   -            1,131,000
    Depreciation and amortization                        5,668,000             628,000                   -            6,296,000

                                                  -----------------   -----------------    -----------------  ------------------

   EBITDA                                         $      3,119,000    $     (5,411,000)    $         58,000   $      (2,234,000)
                                                  =================   =================    =================  ==================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principles ("GAAP"). EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's performance.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                Assets
                                                             2001              2000
                                                        ------------------  ------------------
Current Assets:

  Cash and cash equivalents                             $       1,296,000   $       2,188,000
  Restricted cash                                                  94,000             202,000
  Accounts receivable - trade, net of allowance
    for doubtful accounts of $440,000 in 2001
    and $811,000 in 2000                                        1,411,000           1,724,000
  Investments available-for-sale                                  174,000             272,000
  Deposits on broadcast equipment                                  69,000             112,000
  Deferred costs                                                  675,000             772,000
  Prepaid expenses and other current assets                       499,000             538,000
                                                        ------------------  ------------------

          Total current assets                                  4,218,000           5,808,000


  Broadcast equipment and fixed assets, net                     8,029,000          11,963,000
  Software development costs, net of
    accumulated amortization of $6,674,000 in
    2001 and $6,527,000 in 2000                                   588,000             405,000
  Deferred costs                                                  411,000             565,000
  Other assets                                                    134,000              81,000
                                                        ------------------  ------------------
          Total assets                                  $      13,380,000   $      18,822,000
                                                        ==================  ==================

     Liabilities and Shareholders' Equity

Current Liabilities:

  Accounts payable                                      $         906,000   $         816,000
  Accrued expenses                                                889,000           1,351,000
  Accrual for litigation costs                                     44,000              57,000
  Accrual for sales tax                                           163,000             399,000
  Obligations under capital leases                                168,000             579,000
  Deferred revenue                                              2,008,000           1,575,000
  Note payable                                                         -              138,000
                                                        ------------------  ------------------
          Total current liabilities                             4,178,000           4,915,000

  Obligations under capital leases, excluding
    current portion                                               110,000              83,000
  Revolving line of credit                                      2,479,000           3,919,000
  Senior convertible notes                                      1,958,000           3,987,000
  Deferred revenue                                                877,000           1,804,000
  Other long-term liabilities and note payable,
    excluding current portion                                      12,000              32,000
                                                        ------------------  ------------------
          Total liabilities                                     9,614,000          14,740,000

Minority interest in consolidated subsidiary                      855,000                  -

Shareholders' equity:
  Series A 10% cumulative convertible preferred
    stock, $.005 par value, 5,000,000 shares
    authorized; 161,000 shares issued and
    outstanding at December 31, 2001 and
    December 31, 2000                                               1,000               1,000
  Common stock, $.005 par value, 70,000,000
    shares authorized; 38,627,000 and
    36,046,000 shares issued and outstanding
    at December 31, 2001 and December 31, 2000,
    respectively                                                  192,000             179,000
  Additional paid-in capital                                   80,639,000          78,153,000
  Accumulated deficit                                         (76,890,000)        (73,234,000)
  Accumulated other comprehensive loss                           (643,000)           (545,000)
  Treasury stock, at cost, 91,000 and 111,000
    shares at December 31, 2001 and
    December 31, 2000, respectively                              (388,000)           (472,000)
                                                        ------------------  ------------------

          Total shareholders' equity                            2,911,000           4,082,000
                                                        ------------------  ------------------

          Total liabilities and shareholders' equity    $      13,380,000   $      18,822,000
                                                        ==================  ==================

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